 EXHIBIT 99.1

GEE Group Announces Participation at the Sidoti Virtual Micro- Cap Investor Conference

Jacksonville, Florida, July 7, 2023 / Accesswire / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the "Company", "GEE Group", "us", "our", or "we"), a provider of professional staffing services and human resource solutions, today announced it is scheduled to participate at Sidoti’s Virtual Micro-Cap Investor Conference taking place on Wednesday, August 16, through Thursday, August 17, 2023.

Derek Dewan, Chairman and Chief Executive Officer, and Kim Thorpe, Senior Vice President and Chief Financial Officer, will present virtually and provide insight on the Company’s financial results for the fiscal third quarter ending June 30, 2023, business outlook and capital allocation strategy. The live webcast will be accessible through a special Sidoti registration link for GEE Group or on GEE Group’s website at https://ir.geegroup.com/ir-calendar under “News and Events.” More specific details and the registration link will be provided later this month.

The GEE Group executives will also host virtual one-on-one meetings on Wednesday, August 16, 2023 and Thursday, August 17, 2023 with investors. A copy of GEE Group’s investor presentation will be available at https://ir.geegroup.com/.

Registration for the presentation or the one-on-ones will be available at www.sidoti.com/events. Registration is free and you do not need to be a Sidoti client.

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs’ medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

About Sidoti & Company

For over two decades, Sidoti & Company (http://www.sidoti.com)  has been a premier provider of independent securities research focused specifically on small and microcap companies and the institutions that invest in their securities, with most of its coverage in the $100 million-$5 billion market cap range. The firm’s approach affords companies and institutional clients a combination of high-quality research, a small- and microcap-focused nationwide sales effort, broad access to corporate management teams, and extensive trading support. Sidoti serves 500+ institutional clients in North America.

Important Additional Information

GEE Group Inc. intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s Annual Report on Form 10-K for the year ended September 30, 2022, filed on December 20, 2022, contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://ir.geegroup.com/section-16-filings, or on the SEC’s website at http://www.sec.gov. Information can also be found in the Company’s other SEC filings, including its definitive proxy statement for the 2022 Annual Meeting of Shareholders. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at http://www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.geegroup.com/.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not strictly historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are no t guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified.  Consequently, as a result these and other factors, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements.

The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and continues to negatively impact and disrupt the Company's business operations. The health outbreak has caused a significant negative effect on the global economy and employment, in general, including the lack of demand for the Company's services which is exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". While incidences of COVID-19 have generally subsided since its initial outbreak, there continue to be signs of the virus, including emergence of variants of the original strain. Therefore, there is no assurance that conditions will continue to improve and could worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business, damages the Company’s reputation or otherwise causes a material negative impact on GEE Group’s financial position ; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and sales people; (xii) the Company's failure to recruit qualified candidates to provide to clients as temporary workers under contract or for full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics (such as “COVID-19” referred to above), or other harmful viral or non-viral rapidly spreading diseases; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: GEE Group Inc.

Kim Thorpe

630.954.0400

invest@genp.com

SOURCE: GEE Group Inc.

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